SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2002

BULL RUN CORPORATION

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	0-9385 (Commission File Number)	58-2458679 (IRS Employer Identification No.)

4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319

(Address of principal executive offices) (Zip Code)

(404) 266-8333

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On April 8, 2002, Bull Run Corporation (the “Company”) and its lenders amended the Company’s bank credit facility in order to, among other things, change the facility’s maturity date from March 29, 2002 to June 28, 2002, waive certain specified events of default and waive the lenders rights and remedies under the credit facility pertaining to the specified events of default.

The Company believes that it will be able to reach an acceptable agreement with its bank lenders on the terms of a long-term refinancing of the credit facility prior to the facility’s new maturity date. As disclosed in the Company’s Form 10-Q for the period ended December 31, 2001, a long-term refinancing of the credit facility may involve a significant reduction in the total amount of financing available from the bank lenders, and the Company believes it has the ability to successfully achieve such a reduction within a time frame acceptable to its bank lenders. The Company has reduced its bank term debt by over $20 million during the current fiscal year as a result of the sale of certain investment assets and the issuance of new equity to affiliated parties.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted.

Item 7. Exhibits

Exhibit A – Fifth Amendment to Amended and Restated Credit Agreement, effective March 29, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BULL RUN CORPORATION

Date: April 8, 2002	By:	/s/ FREDERICK J. ERICKSON
Frederick J. Erickson

Vice President — Finance and Treasurer

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